UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2014

AEGERION PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34921	20-2960116
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Identification No.)

101 Main Street, Suite 1850, Cambridge, Massachusetts	02142
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 500-7867

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 18, 2014, the board of directors of Aegerion Pharmaceuticals, Inc. (“Aegerion” or the “Company”) appointed Craig Fraser as Chief Operating Officer (“COO”), effective August 1, 2014. In this role, Mr. Fraser will serve as the Company’s principal operating officer, and he will continue as an executive officer of the Company. In connection with his promotion to COO, the Company anticipates that it will enter into an amended and restated employment agreement with Mr. Fraser, and, on August 1, 2014 (the “Grant Date”), Mr. Fraser will receive a grant of options to purchase a total of up to 50,000 shares of the Company’s common stock, which options shall vest and become exercisable with respect to 12,500 shares on the first anniversary of the Grant Date, with the remaining shares vesting ratably each month over the subsequent three years, such that all options will be fully vested on the fourth anniversary of the Grant Date.

Mr. Fraser, 50, has served as Aegerion’s President, U.S. Commercial & Global Manufacturing and Supply Chain since September 2012. From October 2011 to September 2012, Mr. Fraser served as Aegerion’s President, U.S. Before joining Aegerion, Mr. Fraser was Vice President, Global Disease Areas at Pfizer Inc. from November 2009 to August 2011, where he was responsible for the commercial development and global marketing for the Specialty Cardiovascular, Anti-Bacterial, Anti-Fungal, Gastrointestinal and Anti-Viral disease areas, and managed a portfolio of six products totaling over $3 billion in revenue and multiple new products in development. Prior to joining Pfizer, Mr. Fraser was Vice President and Global Business Manager at Wyeth from December 2007 to November 2009, where he led the institutional/infectious disease business. Before that, Mr. Fraser held several commercial positions at Johnson & Johnson, most recently as Vice President, Commercial Operations and Oncology Sales and Marketing. Previously, he was Gastroenterology Franchise lead as well as National Sales Director of the Immunology and Cardiovascular business units at Centocor.

There is no arrangement or understanding between Mr. Fraser and any other person pursuant to which Mr. Fraser was selected as the Company’s COO. Except as described herein, there are no existing or currently proposed transactions to which the Company or any of its subsidiaries is a party and in which Mr. Fraser has a direct or indirect material interest. There are no family relationships between Mr. Fraser and any of the directors or officers of the Company or any of its subsidiaries.

Item 8.01.	Other Events.

On July 30, 2014, the Company issued the press release attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

99.1	Press Release dated July 30, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 30, 2014

AEGERION PHARMACEUTICALS, INC.

By:	/s/ Mark J. Fitzpatrick

Mark J. Fitzpatrick
Chief Financial Officer